Exhibit 13.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form-20-F of Aurelia Energy N.V. (the “Company”) for the period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kees Voormolen, certify that to the best of my knowledge:

1                    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2                    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2006	By:	/s/ KEES VOORMOLEN
Kees Voormolen Vice President, Finance & Administration Bluewater Energy Services B.V.